Exhibit a (59)

MANNING & NAPIER FUND, INC.

ARTICLES OF AMENDMENT

MANNING & NAPIER FUND, INC. (the “Corporation”), a corporation organized under the laws of the State of Maryland, having its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450, does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: Pursuant to Section 2-208 of the Maryland General Corporation Law and the authority granted to the Corporation’s Board of Directors (the “Board”) in the Articles of Incorporation of the Corporation (the “Articles”), the Board has duly adopted resolutions classifying and designating five hundred million (500,000,000) of the Corporation’s five billion, two hundred thirty-two million, five hundred thousand (5,232,500,000) authorized, but unclassified and unissued, shares of common stock as (i) two new portfolios of common stock of the Corporation with the shares of each such portfolio being divided into two classes; and (ii) a new share class of one of the Corporation’s existing portfolios, as more specifically set forth below:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
U.S. Dividend Focus Series Class I	100,000,000
U.S. Dividend Focus Series Class S	100,000,000
International Dividend Focus Series Class I	100,000,000
International Dividend Focus Series Class S	100,000,000
Global Fixed Income Series Class S	100,000,000

THIRD: Pursuant to Section 2-208 of the Maryland General Corporation Law and the authority granted to the Board in the Corporation’s Articles, the Board has duly adopted resolutions classifying and designating fifty million (50,000,000) of the Corporation’s remaining four billion, seven hundred thirty-two million, five hundred thousand (4,732,500,000) authorized, but unclassified and unissued, shares of common stock as additional shares of the Global Fixed Income Series Class A, as more specifically set forth below:

Name of Class of Capital Stock	Number of Additional Shares of Capital Stock Classified	Total Number of Shares of Capital Stock Classified
Global Fixed Income Series Class A	50,000,000	100,000,000

FOURTH: The shares classified pursuant to the Board resolutions set forth in Article SECOND and Article THIRD have been classified by the Board pursuant to authority and power contained in the Corporation’s Articles, and shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Articles.

FIFTH: As permitted by and in accordance with the Articles and Sections 2-408(c) and 2-605 of the Maryland General Corporation Law, a majority of the Board on August 22, 2012 adopted resolutions, for the purpose of redesignating the Global Fixed Income Series Class A of the Corporation’s common stock as set forth below:

Current Designation	New Designation
Global Fixed Income Series Class A	Global Fixed Income Series Class I

SIXTH: The description of the shares of stock designated in Article FIFTH, including any preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth in the Articles and has not changed in connection with these Articles of Amendment.

SEVENTH: Upon filing for record these Articles of Amendment, the Corporation has the authority to issue fifteen billion (15,000,000,000) shares of common stock of the Corporation, par value $0.01 per share, having an aggregate par value of one hundred fifty million dollars ($150,000,000) and classified and designated as follows:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Small Cap Series Class A	87,500,000
Small Cap Series Class B	2,500,000
Small Cap Series Class Z	2,500,000
Small Cap Series Class D	2,500,000
Small Cap Series Class E	2,500,000
Pro-Blend Maximum Term Series Class S	125,000,000
Pro-Blend Maximum Term Series Class C	25,000,000
Pro-Blend Maximum Term Series Class Z	2,500,000
Pro-Blend Maximum Term Series Class R	52,500,000
Pro-Blend Maximum Term Series Class E	2,500,000
Pro-Blend Maximum Term Series Class I	200,000,000
Pro-Blend Conservative Term Series Class S	162,500,000
Pro-Blend Conservative Term Series Class C	25,000,000
Pro-Blend Conservative Term Series Class Z	2,500,000
Pro-Blend Conservative Term Series Class R	52,500,000
Pro-Blend Conservative Term Series Class E	2,500,000
Pro-Blend Conservative Term Series Class I	75,000,000
Tax Managed Series Class A	87,500,000
Tax Managed Series Class B	2,500,000
Tax Managed Series Class Z	2,500,000
Tax Managed Series Class D	2,500,000
Tax Managed Series Class E	2,500,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
World Opportunities Series Class A	2,500,000,000
World Opportunities Series Class B	2,500,000
World Opportunities Series Class Z	2,500,000
World Opportunities Series Class D	2,500,000
World Opportunities Series Class E	2,500,000
Pro-Blend Moderate Term Series Class S	125,000,000
Pro-Blend Moderate Term Series Class C	25,000,000
Pro-Blend Moderate Term Series Class Z	2,500,000
Pro-Blend Moderate Term Series Class R	52,500,000
Pro-Blend Moderate Term Series Class E	2,500,000
Pro-Blend Moderate Term Series Class I	125,000,000
Pro-Blend Extended Term Series Class S	125,000,000
Pro-Blend Extended Term Series Class C	25,000,000
Pro-Blend Extended Term Series Class Z	2,500,000
Pro-Blend Extended Term Series Class R	52,500,000
Pro-Blend Extended Term Series Class E	2,500,000
Pro-Blend Extended Term Series Class I	200,000,000
International Series Class S	250,000,000
International Series Class I	100,000,000
Life Sciences Series Class A	100,000,000
Technology Series Class A	100,000,000
Global Fixed Income Series Class I	100,000,000
Global Fixed Income Series Class S	100,000,000
New York Tax Exempt Series Class A	100,000,000
Ohio Tax Exempt Series Class A	100,000,000
Diversified Tax Exempt Series Class A	100,000,000
Equity Series Class A	200,000,000
Overseas Series Class A	200,000,000
High Yield Bond Series Class S	125,000,000
High Yield Bond Series Class I	100,000,000
Commodity Series Class A	30,000,000
Core Bond Series Class A	125,000,000
Core Plus Bond Class A	125,000,000
Financial Services Series Class A	100,000,000
Dividend Focus Series Class I	100,000,000
Dividend Focus Series Class S	100,000,000
Real Estate Series Class S	100,000,000
Real Estate Series Class I	100,000,000
Target Income Series Class I	100,000,000
Target Income Series Class K	40,000,000
Target Income Series Class R	40,000,000
Target Income Series Class C	10,000,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Target 2010 Series Class I	100,000,000
Target 2010 Series Class K	40,000,000
Target 2010 Series Class R	40,000,000
Target 2010 Series Class C	10,000,000
Target 2015 Series Class I	100,000,000
Target 2015 Series Class K	40,000,000
Target 2015 Series Class R	40,000,000
Target 2015 Series Class C	10,000,000
Target 2020 Series Class I	100,000,000
Target 2020 Series Class K	40,000,000
Target 2020 Series Class R	40,000,000
Target 2020 Series Class C	10,000,000
Target 2025 Series Class I	100,000,000
Target 2025 Series Class K	40,000,000
Target 2025 Series Class R	40,000,000
Target 2025 Series Class C	10,000,000
Target 2030 Series Class I	100,000,000
Target 2030 Series Class K	40,000,000
Target 2030 Series Class R	40,000,000
Target 2030 Series Class C	10,000,000
Target 2035 Series Class I	100,000,000
Target 2035 Series Class K	40,000,000
Target 2035 Series Class R	40,000,000
Target 2035 Series Class C	10,000,000
Target 2040 Series Class I	100,000,000
Target 2040 Series Class K	40,000,000
Target 2040 Series Class R	40,000,000
Target 2040 Series Class C	10,000,000
Target 2045 Series Class I	100,000,000
Target 2045 Series Class K	40,000,000
Target 2045 Series Class R	40,000,000
Target 2045 Series Class C	10,000,000
Target 2050 Series Class I	100,000,000
Target 2050 Series Class K	40,000,000
Target 2050 Series Class R	40,000,000
Target 2050 Series Class C	10,000,000
Target 2055 Series Class I	100,000,000
Target 2055 Series Class K	40,000,000
Target 2055 Series Class R	40,000,000
Target 2055 Series Class C	10,000,000
Emerging Markets Series Class A	100,000,000
Inflation Focus Equity Series Class A	100,000,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Non-U.S. Equity Select Series Class S	100,000,000
Non-U.S. Equity Select Series Class I	100,000,000
Global Equity Select Series Class S	100,000,000
Global Equity Select Series Class I	100,000,000
U.S. Equity Select Series Class S	100,000,000
U.S. Equity Select Series Class I	100,000,000
Strategic Income Conservative Series Class S	100,000,000
Strategic Income Conservative Series Class I	100,000,000
Strategic Income Moderate Series Class S	100,000,000
Strategic Income Moderate Series Class I	100,000,000
U.S. Dividend Focus Series Class I	100,000,000
U.S. Dividend Focus Series Class S	100,000,000
International Dividend Focus Series Class I	100,000,000
International Dividend Focus Series Class S	100,000,000
Authorized but Unclassified and Unissued	4,682,500,000

EIGHTH: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, these Articles of Amendment are limited to changes expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

NINTH: These Articles of Amendment shall become effective at 12:00 a.m., Eastern Time, on September 24, 2012.

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IN WITNESS WHEREOF, MANNING & NAPIER FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 10th day of September, 2012.

MANNING & NAPIER FUND, INC.

By:     /s/ B. Reuben Auspitz

            B. Reuben Auspitz

            President

[Seal]

Attest:

  /s/ Jodi Hedberg

Jodi L. Hedberg

Secretary

THE UNDERSIGNED, President of Manning & Napier Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

  /s/ B. Reuben Auspitz

B. Reuben Auspitz

President